Exhibit 10.1

BRUKER CORPORATION

FORM OF STOCK OPTION AGREEMENT

UNDER 2010 INCENTIVE COMPENSATION PLAN

INCENTIVE STOCK OPTION

AGREEMENT entered into [       ] by and between Bruker Corporation, a Delaware corporation with a principal place of business in Billerica, Massachusetts (the “Company” ), and the undersigned employee (the “Employee”) of the Company or one of its subsidiaries (the Company and its subsidiaries herein together referred to as the “Company”).

1.             The Company desires to grant the Employee an incentive stock option under the Company’s 2010 Incentive Compensation Plan (the “2010 Plan”) to acquire shares of the Company’s common stock, $.01 par value per share (the “Shares”).

2.             Section 6 of the 2010 Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

1.             Grant of Option.  The Company hereby irrevocably grants under the 2010 Plan and subject to the terms and conditions of the 2010 Plan to the Employee an incentive stock option (the “Option”) to purchase all or any part of an aggregate of [       ] Shares on the terms and conditions hereinafter set forth.

2.             Purchase Price.  The purchase price (“Purchase Price”) for the Shares covered by the Option shall be $[     ] per Share.

3.             Time of Exercise of Option.

(a)           The Option shall not be exercisable prior to one (1) year from grant.  Thereafter, the Option shall only be exercisable as follows:

	Percentage of
	Shares Becoming	Cumulative
	Available for	Percentage
On or After	Exercise	Available

12 months	20%	20%
24 months	20%	40%
36 months	20%	60%
48 months	20%	80%
60 months	20%	100%

4.             Term of Options; Exercisability.

(a)           Each Option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

(b)           Except as otherwise provided in this Section 4, if the Employee ceases to be an employee of the Company, the Option granted to the Employee hereunder shall terminate on the date that is sixty (60) days after the Employee ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first, and the Option shall not be exercisable after such date.

(c)           If such termination of employment is because the Employee has become permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), such Option shall terminate sixty (60) days from the date the Employee ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first.

(d)           If such termination of employment is “for cause”, all outstanding and unexercised portions of the Option as of the time the Employee is notified that the Employee’s employment is terminated “for cause” will immediately be forfeited. For purposes of this Agreement, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any of its affiliates, breach of fiduciary duty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, material failure or refusal to comply with Company’s published policies generally applicable to all employees, and conduct materially harmful to the business of the Company or any of its affiliates. The determination of the Compensation Committee (as defined in the 2010 Plan) as to the existence of “cause” will be conclusive on the Employee and the Company. In addition, “cause” is not limited to events which have occurred prior to the Employee’s termination of employment, nor is it necessary that the Compensation Committee’s finding of “cause” occur prior to termination.  If the Compensation Committee determines, subsequent to the Employee’s termination of employment but prior to the exercise of the Option, or any portion thereof, that either prior or subsequent to the Employee’s termination the Employee engaged in conduct which would constitute “cause”, then the right to exercise any outstanding unexercised portion of the Option will be immediately forfeited.  Notwithstanding the foregoing, any definition in an agreement between the Employee and the Company which (i) contains a conflicting definition of “cause” for termination and (ii) is in effect at the time of such termination shall supersede the definition in this Agreement with respect to the Employee.

(e)           In the event of the death of the Employee, the Option granted to the Employee shall terminate ninety (90) days from the date of death, or on the date on which the Option expires by its terms, whichever occurs first.

(f)            If the Employees ceases to be an employee of the Company, the Option shall be exercisable only to the extent that the right to purchase Shares under such Option, as provided in Section 3, has accrued and is in effect on the date of termination of employment.

(g)           No partial exercise may be made for less than fifty (50) full Shares.

(h)           In the event of the death of the Employee, the Option may be exercised by the estate of the Employee, or by any person or persons who acquired the right to exercise the Option by will or pursuant to the laws of descent and distribution as a result of the death of the Employee, subject to Section 4(d) hereof.

5.             Manner of Exercise of Option.

(a)           To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares.  Payment shall be made (a) in cash or by check payable to the order of the Company, (b) at the discretion of the Compensation Committee, and so long as there is no adverse tax or accounting impact to the Company, by delivery of Shares owned by the Employee having a fair market value equal in amount to the exercise price of the Option being exercised and having been held by the Employee for at least six months, (c) at the discretion of the Compensation Committee, by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price, (d) at the discretion of the Compensation Committee, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a fair market value that does not exceed the aggregate exercise price, together with cash or other payment from the Employee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares, or (e) at the discretion of the Compensation Committee, by any combination of (a), (b), (c) and (d) above. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

(b)           The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option.  The Employee shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

6.             Non-Transferability.  The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her.  The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon the Option.

7.             (a)            Representation Letter and Investment Legend.

(i)            In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an “investment legend”, so-called, as described in Exhibit 1, upon any certificate for the Shares issued by reason of such exercise.

(ii)           The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares.

(b)           Holding of Incentive Stock Option Shares; Legend.  In order to enable the Company to determine when it is entitled to a tax deduction upon the disposition of any Shares issued upon exercise of this Option, for the periods during which such a disposition would entitle the Company to such a deduction (generally, a disposition within two years from the date of grant of the Option or within one year from the date of exercise of the Option will entitle the Company to a deduction), all stock certificates of such Shares shall be held by the Employee in his or her name and not in the name of a broker, nominee or other person or entity, and shall bear a legend reflecting that such Shares were obtained upon exercise of an incentive stock option.  The Employee acknowledges that the Company may send a Form W-2, W-2c or substitute therefor, as appropriate, to the Employee with respect to any income recognized by the Employee upon a disposition of the Shares for the periods during which such a disposition would entitle the Company to such a deduction.  Nothing in this Section 7(b) shall restrict the Employee from selling, transferring or otherwise disposing of such Shares at any time, but only from holding such Shares in other than his or her own name.

8.             Adjustments on Changes in Recapitalization, Reorganization and the Like. Adjustments on changes in recapitalization, reorganization and the like shall be made in accordance with Section 13 of the 2010 Plan, as in effect on the date of this Agreement.

9.             No Special Employment Rights.  Nothing contained in the 2010 Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised.

10.           Rights as a Shareholder.  The Employee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee.  Except as otherwise expressly provided in the 2010 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

ll.             Withholding Taxes.  Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, foreign, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

12.           Qualification under Section 422.  It is understood and intended that the Option granted hereunder shall qualify as an “incentive stock option” as defined in Section 422 of the Code.  Accordingly, the Employee understands that in order for the Employee to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option.  If the Employee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares within said periods, he or she will notify the Company within thirty (30) days after such disposition.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand and seal, all as of the day and year first above written.

EMPLOYEE	BRUKER CORPORATION

By:

Name:	Title:

Address:

EXHIBIT 1

TO STOCK OPTION AGREEMENT

Ladies and Gentlemen:

In connection with the exercise by me as to [     ] shares of common stock, par value $.01 per share, of Bruker Corporation (the “Company”) under the incentive stock option dated [       ] granted to me under the 2010 Incentive Compensation Plan, I hereby acknowledge that I have been informed as follows:

1.             The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the “Act”), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

2.             Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

3.             The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

4.             The availability of Rule 144 is dependent in certain cases upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act.  In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend, as follows:

“The shares of common stock represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended, and were acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act.  These shares may not be sold, pledged or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act.

In the event that the shares of common stock represented by this certificate are transferred within the two year period commencing on the date of this certificate, contemporaneous notice of such transfer must be provided to the Company.”

I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

Very truly yours,

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